JOHN KINROSS-KENNEDY

CERTIFIED PUBLIC ACCOUNTANT

17848 Skypark Circle

IRVINE, CALIFORNIA, U.S.A. 92614-6401

(949) 955-2522. Fax (949)724-3812

jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the amendment (2) of the Registration Statement of Global Seed Inc. on Form S-1, of my Auditors report dated December 31, 2011, relating to the financial statements of Global Seed Inc., for the period ended June 30, 2011.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy

 John Kinross-Kennedy, CPA

January 26, 2012